UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2011

Gevo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35073	87-0747704
(State or Other Jurisdiction of Incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

345 Inverness Drive South, Building C, Suite 310, Englewood, CO 80112

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

On December 21, 2011, Gevo, Inc. (the “Company”) entered into an agreement (the “Amendment Agreement”) to amend certain existing employment arrangements, including the Company’s existing employment agreement (the “Existing Agreement”) with Patrick Gruber, Ph.D., the Company’s Chief Executive Officer, in order to retain Dr. Gruber, and to enhance the alignment of his interests with those of the Company’s stockholders. Upon the effectiveness of the Amendment Agreement, all options to purchase common stock of the Company that had been granted to Dr. Gruber in fiscal years 2008, 2009 and 2010 immediately became unvested (to the extent previously vested) and subject to a revised three-year vesting schedule. Pursuant to the Amendment Agreement, an aggregate of 624,505 options that were previously vested and exercisable (or approximately 64% of the vested options held by Dr. Gruber) became unvested. Dr. Gruber is also no longer entitled to the guaranteed portion of his annual equity award, worth $600,000 per year. In exchange for these concessions, Dr. Gruber is entitled to receive a cash award of $1,500,000, which is payable in three installments over the next two fiscal quarters. Dr. Gruber will also be eligible to receive a cash incentive of $1,500,000 in the event that the Company successfully completes a qualified equity or debt financing transaction, or series of transactions, in an aggregate amount of at least $50,000,000, subject to Dr. Gruber’s continued employment with the Company. The Board of Directors of the Company believes that the terms of the Amendment Agreement provide a significant inducement for Dr. Gruber to remain with the Company and continue to create long-term value for its stockholders.

Except as amended by the Amendment Agreement, the Existing Agreement, which was filed with the Securities and Exchange Commission on November 4, 2010, as Exhibit 10.14 to the Company’s Registration Statement on Form S-1/A, continues in full force and effect. The description of the Amendment Agreement set forth in this Item 5.02 is not complete and is qualified in its entirety by reference to the full text of the Amendment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment Agreement, by and between Gevo, Inc. and Patrick Gruber, Ph.D, dated December 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gevo, Inc.

By:	/s/ Mark Smith
Mark Smith
Chief Financial Officer

Date: December 27, 2011